UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2019

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 15, 2019, MetLife, Inc. issued a news release announcing the declaration of (i) a semi-annual dividend of $29.375 per share on MetLife, Inc.’s 5.875% fixed-to-floating rate non-cumulative preferred stock, Series D, $1,000 liquidation preference per share; (ii) a quarterly dividend of $351.5625 per share on MetLife, Inc.’s 5.625% non-cumulative preferred stock, Series E, $25,000 liquidation preference per share, which is $0.3515625 per depositary share, each representing a 1/1,000th interest in a share of Series E Preferred Stock; and (iii) a quarterly dividend of $0.25 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, $25 liquidation preference per share, subject to final confirmation that it has met the financial tests specified in the Series A preferred stock certificate of designations. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	MetLife, Inc. news release dated February 15, 2019, announcing the declaration of a semi-annual dividend on its 5.875% fixed-to-floating rate non-cumulative preferred stock, Series D; a quarterly dividend on its 5.625% non-cumulative preferred stock, Series E; and a quarterly dividend on its floating rate non-cumulative preferred stock, Series A, subject to final confirmation that it has met the financial tests specified in the Series A preferred stock certificate of designations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina

Name: Jeannette N. Pina
Title: Vice President and Secretary

Date: February 15, 2019